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                                                                 Exhibit 10.3(b)



                                NOMOS CORPORATION
                             2591 WEXFORD BAYNE ROAD
                               SEWICKLEY, PA 15143


Cross-Atlantic Partners
Cross-Atlantic Partners II
Cross-Atlantic Partners III
650 Madison Avenue
New York, New York 10022
Attn:  John Cassis, Partner

         Re:   Amendment to Letter Agreement dated September 28, 1999
               ------------------------------------------------------

Dear John:

         Reference is made to the letter agreement (the "LETTER AGREEMENT") dated September 28, 1999 between NOMOS Corporation (the "COMPANY"), each of Cross-Atlantic Partners, Cross-Atlantic Partners II and Cross-Atlantic Partners III (collectively, "CROSS-ATLANTIC"), and John A. Friede, individually, with respect to Sections 1.2 and 1.3 thereof. We would like to amend the Letter Agreement to clarify that it will terminate it its entirety upon an initial public offering by the Company of its common stock.

         Therefore, the undersigned, intending to be legally bound, agree as follows:

         A. TERMINATION UPON QUALIFIED INITIAL PUBLIC OFFERING. The Letter Agreement shall terminate and shall be of no further force and effect upon the consummation of a Qualified Public Offering. For purposes of the foregoing, the term "QUALIFIED PUBLIC OFFERING," means an initial public offering by the Company of its common stock that results in net proceeds to the Company of at least $15 million.

         B. OTHER PROVISIONS TO REMAIN IN EFFECT. Except as specifically amended pursuant to the foregoing Section A, the Letter Agreement shall remain in full force and effect in accordance with its prior terms.

         If the foregoing accurately sets forth the agreements that the Company and Cross-Atlantic have reached with respect to the subject matter hereof, please indicate your agreement to the terms contained herein by countersigning in the place indicated below.


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                                  Sincerely,

                                  NOMOS CORPORATION


                                  By:  /s/ John W. Manzetti
                                     ------------------------------------------
                                         John W. Manzetti,
                                         President and Chief Executive Officer



AGREED AND ACCEPTED:

CROSS-ATLANTIC PARTNERS
CROSS-ATLANTIC PARTNERS II
CROSS-ATLANTIC PARTNERS III

By:  /s/ John Cassis
   ---------------------------------

Name:  CASSIS
      ------------------------------

Title:  Partner
       -----------------------------


Date:    4/26/02
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